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IDS Life Accounts F,IZ,JZ,G,H,N,KZ,LZ&MZ (GVAC)
Registration No. 33-47302/811-3217

EXHIBIT INDEX

9.   Opinion of Counsel and Consent

10.  Consent of Independent Auditors.

11.  Financial Statement Schedules and Report of Independent
     Auditors.

14.  Financial Data Schedules.

15.  Power of Attorney dated August 19, 1997.

15.1 Power of Attorney dated April 9, 1998.